Exhibit (a) (12)

                   Nortel Networks Website Offer To Exchange

Stock Option Exchange Program Website Text
Monday, June 18, 2001

A Special Message from Bill Donovan
To: Active employees in eligible subsidiaries with options granted on or after November 12, 1999

Nortel Networks recognizes that many of the stock options granted under the Nortel Networks Stock Option Plans may not be providing the intended incentive to our valued employees. In fact, the current economic and industry downturn has resulted in greater than 50% of the stock options currently held by employees being "underwater," that is, with a grant price that is well above the current market price of our common shares.

Accordingly, we are pleased to commence the offer to eligible employees to exchange certain currently outstanding options for new options expected to be granted on or about January 29, 2002. Our goal is to ensure that stock options continue to fuel employee commitment, motivation and enthusiasm, and our ability to attract and retain the talent so important to our long-term success.

There are many important details regarding this voluntary offer contained in the Offer to Exchange and other related documents that accompany this letter, and you are urged to read these materials thoroughly. This Website has been created to provide you with more information about this offer, and to provide tools and other links to relevant information to help you make an informed decision.

There is no way to predict what the price of our common shares will be between now and on January 29, 2002, or thereafter. It is possible that the market price of our common shares on the date of grant of any new options will be higher than the current exercise price of eligible options. Thus, eligible employees should make a decision to participate in this offer only after careful, considered thought. Nortel Networks makes no recommendation as to whether you should participate in this offer.

Highly motivated employees are critical to making Nortel Networks the most valued company to our customers, shareholders, and employees and we hope that this program will further that goal. We thank you for your continued efforts on behalf of Nortel Networks.

Bill Donovan
Human Resources


===============================================================================
        1            Learn about the offer and determine your eligibility.
===============================================================================
        2            Decide if you want to participate.
===============================================================================
        3            Take action.
===============================================================================
   Other Links       o Key Documents - Translations
                     o Webstock Stock Option Page
                     o Stock Option Modeling Tool
                     o Tax Considerations
                     o Top 10 Questions and Answers
                     o Submit a Question
                     o The Basics of Stock Options*
                     o 1986 & 2000 Stock Option Plans*

                      *from Services@Work
 ==============================================================================

Step One: Learn about the offer and determine your eligibility.

More than half of the stock options currently held by Nortel Networks employees have a grant price well above our stock's current market price. Nortel Networks is offering eligible employees the ability to exchange eligible stock options for new options. The following information highlights some of the key points of the offer and provides information to help you determine if you're eligible to take advantage of this offer.

--------------------------------------------------------------------------------
WE URGE YOU TO READ CAREFULLY THE OFFER TO EXCHANGE DATED JUNE 4, 2001, THE ACCEPTANCE LETTER AND ANY OTHE COUNTRY SPECIFIC DOCUMENT PROVIDED BY US BECAUSE THE INFORMATION CONTAINED IN THIS WEBSITE IS NOT COMPLETE AND ADDITIONAL IMPORTANT INFORMATION IS CONTAINED IN THE OTHER DOCUMENTS. ANY DISCREPANCY BETWEEN THE INFORMATION CONTAINED IN THIS WEBSITE AND THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE, THE ACCEPTANCE LETTER AND THE WITHDRAWAL LETTER, THE OFFER TO EXCHANGE, THE ACCEPTANCE LETTER AND THE WITHDRAWAL LETTER WILL PREVAIL.
--------------------------------------------------------------------------------

1.  What is this offer all about?

Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our common shares. For our stock option program to provide the intended retention and performance incentives for employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe employees may feel that the opportunity for realizing value is limited with their existing options.

By making this offer to exchange eligible options for new options, we hope to restore our employees' confidence in their potential ability to realize value for their eligible options thereby encouraging our employees to remain with Nortel Networks and ultimately maximizing shareholder value.

We are offering to exchange all eligible options granted to eligible employees for new options to be granted under our applicable option plans. Eligible options are those options granted to eligible employees under our 1986 plan or our 2000 plan on or after November 12, 1999 that are outstanding on the date options are cancelled in the offer. Options assumed by Nortel Networks that were issued under any other plan are not eligible for the offer.

2.  How does it work?

For eligible options granted on or after November 12, 1999 and before February 13, 2001, we will grant new options equal to two-thirds (2/3rds) of the number of eligible options cancelled in the offer (i.e., we will grant two new options for every three eligible options cancelled in the offer).

For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths (3/4ths) of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant.

3. Are the options recently granted to me on June 19, 2001 under the 2000 Plan eligible options?

Yes. The options recently granted to you on June 19, 2001 under the 2000 plan are eligible options and must be tendered if you want to participate in this offer.

4. Will the terms of my new options be the same the terms of my eligible options?

The new options will be issued under the same option plan as the related eligible options cancelled in the offer and will be issued pursuant to an instrument of grant that is substantially similar to the instrument of grant pursuant to which the related eligible options cancelled in the offer were issued. The terms of the new options will be substantially the same as the terms of the related eligible options, except that:

    o Exercise Price. The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price of one of our common shares on the date of grant of the new options (except as noted below), determined in accordance with the terms of the options plans, currently expected to be on or about January 29, 2002 for eligible employees who are actively employed on that date.

    o Ninety Day Exercise Period after Termination of Employment. The new options will have a term of ten years from the original date of grant of the eligible options (not from the new option grant date). However, as with the cancelled eligible options, the new options are subject to earlier termination in the event of a termination of the eligible employee's employment. In accordance with the terms of the option plans, all of the new options will remain exercisable for 90 days following a termination of employment or possibly longer in certain circumstances such as death, retirement or disability.

    o Exercise Price and Tax Consequences in Certain Countries. Certain countries other than the United States and Canada have tax rules that modify the determination of the market price of our common shares for purposes of establishing the exercise price of options. Also, in certain countries other than the United States and Canada, the new options may be subject to different tax rules than the rules applicable to related eligible options. We will notify the eligible employees based in the affected countries of where they can locate a separate summary of the material aspects of the different or additional tax rules that may apply to the new options in those countries.

5.  Who qualifies as an eligible employee?

An "eligible employee" is an employee of Nortel Networks or one of its eligible subsidiaries who is actively employed or on an authorized leave of absence on June 20, 2001 and on the date the offer expires and whose services are performed in Canada, the United States, the United Kingdom, Ireland, Australia, Hong Kong, Brazil, France, Germany, Spain, Italy or Singapore.

However, in the case of an employee who is an expatriate (i.e., an employee who is on an approved international assignment), "eligible employees" include only those expatriate employees whose home country and host country are one of those countries listed in this paragraph.

Also, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

    o receives a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its eligible subsidiaries;

    o   resigns or gives notice of resignation from such employment;

    o   retires or elects to retire from such employment; or

    o enters into an agreement with Nortel Networks or one of its eligible subsidiaries with respect to such employee's resignation or retirement.

In addition, members of Nortel Networks' board of directors and Nortel Networks' board-appointed officers, including Nortel Networks' most senior executives, are not eligible to participate in this offer.

"Eligible subsidiaries" are all of Nortel Networks' subsidiaries except Nortel Networks Optical Components Inc. and subsidiaries of Nortel Networks Optical Components Inc.

6. Are there any eligibility requirements that I must satisfy after the expiration date (currently scheduled to be July 23, 2001) of the offer to receive the new options?

To be entitled to the new options after your tendered eligible options have been cancelled in the offer, you must meet all of the following conditions:

    o You must be continuously and actively employed by Nortel Networks or one of its subsidiaries or on an authorized leave of absence from such employment from the date you tender eligible options for exchange to the date of grant of the new options; and

    o You must be actively employed by Nortel Networks or one of its subsidiaries on the new option grant date or, if you are on an authorized leave of absence on the new option grant date, you must return to such active employment before February 21, 2003; and

    o   Prior to the new option grant date, you must not have:

           o received a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its subsidiaries; or

           o elected to retire or entered into an agreement with Nortel Networks or one of its eligible subsidiaries to retire.

We will grant the new options on the later of January 29, 2002, and six months and one day following the date eligible options are cancelled to employees who are actively employed on that grant date.

If you do not meet all of the conditions listed above, you will not receive any new options in exchange for your tendered eligible options that have been accepted and cancelled in the exchange. You will also not receive any other consideration or payment under such circumstances for the options tendered, except in the case of your involuntary termination with severance, your retirement or agreement to retire or the cessation of your employment because of a business transaction or outsourcing.

7.   Why aren't employees in all countries eligible for this offer?

We have employees who hold eligible options in over 50 countries, each of which has its own legal and regulatory requirements that must be considered and satisfied to make the offer. To be able to make the offer as quickly as possible, while complying with applicable legal and regulatory requirements, we limited the offer to those countries in which most of our employees who hold eligible options are located and in which we are able to comply with applicable legal and regulatory requirements. Employees located in those countries where we are not making this offer will receive additional information from us regarding other available alternatives.

8.   How do I determine if I have eligible options to exchange?

You can view your option grant history on our internal web-based option tool Webstock at https://webstock.us.Nortel.com:49701/webstock/docs/default.html.

If you do not have access to Webstock, you should call 1-877-667-8352 in North America or +1-416-868-2360 from outside North America.

9. What happens if I tender my eligible options and I receive notice of involuntary termination after the expiration date of the offer and prior to the new option grant date?

If you tender your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date, you receive a notice of involuntary termination from Nortel Networks or one of its subsidiaries and you are to receive severance in connection with such termination, you are not eligible for new options. However, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. The replacement options will be granted within 60 days following the date you receive your notice of involuntary termination. .

10. What happens if I tender my eligible options and I enter into an agreement to retire after the expiration of the offer, but prior to the new option grant date?

If you tender your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date, you are eligible and you elect to retire or you enter into an agreement with Nortel Networks or one of its subsidiaries to retire under one of the retirement plans of Nortel Networks or one of its subsidiaries in which you participate, you are not eligible for new options; however, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. The replacement options will be granted within 60 days following the date Nortel Networks receives your notice of retirement or you enter into the agreement to retire.

11. What happens if I tender my eligible options and I resign after the expiration date of the offer and before the new option grant date?

If you resign after the expiration date of the offer and prior to the new option grant date and your eligible options have been tendered and cancelled in the offer, you will not receive a grant of new or replacement options or any other consideration or payment for such tendered and cancelled eligible options.

12. What happens if I tender my eligible options and my employment with Nortel Networks ceases as a direct result of a business transaction or the outsourcing of my position after the expiration date of the offer and prior to the new option grant date?

If you tender your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date your employment ceases as a direct result of the divestiture of your business unit (either through a sale, corporate spin-off, joint venture or similar business transaction) or the outsourcing of your position, you are not eligible for new options; however, we will grant you the same number of replacement options as the number of your eligible options that were cancelled in the offer, generally with the same terms and conditions as the related eligible options. The replacement options will be granted immediately prior to the closing of the business transaction or the effective date of the outsourcing arrangement, as the case may be.

13. What happens if I tender my eligible options and I receive a notice of involuntary termination without severance after the expiration date of the offer and before the new option grant date?

If, after the expiration date of the offer and prior to the new option grant date, you receive a notice of involuntary termination without severance and your eligible options have been tendered and cancelled in the offer, you will not receive a grant of new or replacement options or any other consideration or payment for such tendered and cancelled eligible options.

14. I've read the information above and believe I'm eligible. What's my next step?

If you've determined that you are eligible to participate in this exchange plan, the next step is to carefully read all the information provided and decide whether you wish to participate. You have several things to consider in making that decision. Step 2 provides information and tools to help you make an informed decision.

Go to Step 2

Return to front page

Step 2: Decide if you want to participate.

Now that you've determined that you're eligible, there's much more to consider in making an informed decision. For instance, it's important to understand that this is a limited offer. It's a challenging decision. It does carry risk. This section answers a lot of important questions. It also provides a modeling tool to help you do some hypothetical calculations that might help you decide if you want to participate. You should also consult the material sent to you.

1.   What do I get in exchange for my eligible shares?

For eligible options granted on or after November 12, 1999 and before February 13, 2001, we will grant new options equal to two-thirds of the number of eligible options cancelled in the offer (i.e., we will grant two new options for every three eligible options cancelled in the offer)).

For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant.

2.   What are the terms and conditions of these new options?

The new options will be issued under the same option plan as the related eligible options cancelled in the offer and will be issued pursuant to an instrument of grant that is substantially similar to the instrument of grant pursuant to which the related eligible options cancelled in the offer were issued. The terms of the new options will be substantially the same as the terms of the related eligible options, except that:

    o Exercise Price. The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price of one of our common shares on the date of grant of the new options (except as noted below), determined in accordance with the terms of the options plans, currently expected to be on or about January 29, 2002 for eligible employees who are actively employed on that date.

    o Ninety Day Exercise Period after Termination of Employment. The new options will have a term of ten years from the original date of grant of the eligible options (not from the new option grant date). However, as with the cancelled eligible options, the new options are subject to earlier termination in the event of a termination of the eligible employee's employment. In accordance with the terms of the option plans, all of the new options will remain exercisable for 90 days following a termination of employment or possibly longer in certain circumstances such as death, retirement or disability.

    o Exercise Price and Tax Consequences in Certain Countries. Certain countries other than the United States and Canada have tax rules that modify the determination of the market price of our common shares for purposes of establishing the exercise price of options. Also, in certain countries other than the United States and Canada, the new options may be subject to different tax rules than the rules applicable to related eligible options. We will notify the eligible employees based in the affected countries of where they can locate a separate summary of the material aspects of the different or additional tax rules that may apply to the new options in those countries.

3.   When will the new options be granted?

We will grant the new options on the later of January 29, 2002, and six months and one day following the date eligible options are cancelled to employees who are actively employed on that grant date.
When will the new options vest?

The new options will have the same vesting schedule as the eligible options for which the new options are exchanged. Accordingly, you will not lose the benefit of any vesting under your tendered eligible options that are accepted for exchange and cancelled in this offer.

For example, new options granted in exchange for eligible options that are already vested today or that would have become vested after today and before the grant date of the new options will be vested on the date of grant of such new options. The remaining new options will become vested in accordance with the current vesting schedule and on the same vesting dates applicable to the eligible options for which such new options are exchanged.

The number of new options that are vested or become vested on the current vesting dates for the related eligible options will correspond to the number of eligible options that would have vested on such dates, as adjusted to account for the exchange on a two-for-three or three-for-four basis, whichever is applicable.

4.   What will the exercise price be for the exchanged options?

The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100% of the market price for one of our common shares on the date of grant of the new options (or as modified to comply with local tax laws for new options granted in certain countries other than the United States and Canada), determined in accordance with the terms of the option plans.

Because the new options will be granted at least six months and one day following the date eligible options are cancelled (or later in the case of certain employees on an authorized leave of absence on that date), we cannot predict the exercise price of the new options.

Accordingly, the new options may have a higher exercise price than some or all of your eligible options that are cancelled in the offer. We recommend that you obtain current market quotations for our common shares before deciding whether to tender your eligible options.

See Section 7 in the Offer to Exchange for information concerning our stock price during the past two years.

5.   Can I tender for exchange just a portion of my eligible options?

No. You must tender all of your eligible options for exchange if you want to participate in this offer. If we were to permit partial tenders of an eligible employee's eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that some or all of the new options remained outstanding. If you attempt to tender some of your eligible options but do not include all of your eligible options granted to you on or after November 12, 1999, your entire tender will be rejected.

For example, if you hold eligible options to purchase 3,000 common shares at an exercise price of U.S.$70.44 per share, eligible options to purchase 2,000 common shares at an exercise price of U.S.$45.39 per share, and eligible options to purchase 1,000 common shares at an exercise price of U.S.$8.86 per share, you must either tender all or none of such eligible options. You cannot tender only those eligible options having an exercise price of U.S.$70.44 per share and those eligible options having an exercise price of U.S.$45.39 per share and retain the eligible options having an exercise price of U.S.$8.86 per share.

6. Why can't I just be granted more options without having my eligible options cancelled? Why isn't this a one-for-one exchange?

We have a limited pool of options available for grant to our employees. The grant of supplemental options, without the cancellation of outstanding eligible options, would reduce the number of options that are currently available for grant to our employees under the option plans.

Because the outstanding eligible options are, to a large extent, "underwater" (i.e., the exercise prices of such options are greater than the current trading price for our common shares), we have determined that it is in the best interest of Nortel Networks and our shareholders (including our employee shareholders) to offer this exchange program as designed.

The structure of the offer, including an exchange ratio that is less than one for one, strikes a balance between the interests of our employees and shareholders by attempting to minimize the future dilutive impact of our ongoing stock option program. Eligible options that are cancelled in this offer will become available for new option grants and future option grants under the option plans.

Tendered eligible options that are accepted for exchange will be cancelled and will become available for future grants (including the new options) under the option plan under which such eligible options were originally granted.

7. If I participate in this plan and tender my options, will I receive other options between now and January 2002?

To avoid any possible adverse accounting consequences, we intend not to grant options to eligible employees during the period starting on June 20, 2001 (the date the offer commences) and ending on the date tendered eligible options are cancelled (currently scheduled to be July 27, 2001).

8.  Why are you waiting for more than six months to re-grant the options?

If we were to grant the new options on a date which is sooner than at least six months and one day after the date we cancel eligible options tendered for exchange and the new options had an exercise price that was lower than the exercise price of the cancelled eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements which would reduce our reported earnings for each fiscal quarter that the new options remained outstanding. This could have a negative impact on our stock price performance.

9.  What happens to current options granted to me under other option plans?

The offer will have no effect on those options that are not eligible options.

10. When will the new options vest?

The new options will have the same vesting schedule as the eligible options for which the new options are exchanged. Accordingly, you will not lose the benefit of any vesting under your tendered eligible options that are accepted for exchange and cancelled in this offer.

11. What are the tax implications of this offer?

If you exchange your eligible options for new options, you will not be required under current law to recognize income for U.S. Federal or Canadian income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. Further, at the date of grant of the new options or any replacement options, we believe that you will not be required under current law to recognize income for U.S. Federal or Canadian income tax purposes.

If you are located outside of the United States or Canada, you can find additional tax considerations on this Web site.

We strongly recommend that all eligible employees consult with their own tax advisor to determine the tax consequences of this offer under the laws of the country that applies to you.

12. How should I decide whether or not to participate?

We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer does carry risk, as there is no guarantee or assurance as to our future stock price performance.

The decision to participate must be your personal decision, and will depend largely on your assessment of your existing stock option holdings, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the grant date of the new options (currently expected to be January 29, 2002), which will be the exercise price of the new options, and the stock price thereafter.

The following tools may assist you in deciding whether to participate:

    o Webstock has several tools to identify eligible options and determine the value of those options.

    o The Stock Option Election Tool will help you gain insight on how the plan might impact you. Note: when you click on this link, you'll get a warning that this Excel spreadsheet contains macros. It is safe to click "yes." (It may take a few seconds for your computer to launch Excel and load this tool.)

13. Where do I go for more information?

You will receive a package of materials that outlines the offer in much greater detail. Take the time to review that package. You will also find valuable information, including several tools to help you make a decision on whether to participate, in this Website.

Finally, if you have questions that are not clearly addressed in these resources, please contact

============================================================================================
Nortel Networks Corporation                        Phone: North America: 1 877-667-8352
Attention: Stock Option Administration                    International: +1 416-868-236
Option Exchange Program Administrator        ===============================================
c/o William M. Mercer Limited                  Facsimile: North America: 1 800-529-7101
70 Toronto Avenue, P.O. Box 5                             International: +1 416-865-4906
Toronto, Ontario, Canada                     ===============================================
M5J2M4                                            E-mail: (Click here for e-mail)
============================================================================================

14. I've read the information above, tried the tools, and I am still uncertain. What's my next step?

This is a challenging decision and one you should make. Talk to your financial and tax advisers.

15. I've done everything you suggested and have decided not to participate. What's my next step?

Nothing. You do not have to file or deliver any forms or letters if you choose to keep your eligible options and not participate in the offer. However, keep in mind that if you change your mind, you only have until 11:59 p.m. Eastern Daylight Savings Time, Monday, July 23, 2001, to get your acceptance letter in.

16. I've read the information above and definitely wish to participate. What's my next step?

Your next step is to take action: Go to Step 3

Return to front page

Step 3: Take action.
You've determined that you're eligible, weighed your decision carefully and you wish to participate in this offer. The rest is easy. Just read the following information, then act as soon as possible.

1.  How do I participate?
You must sign your Acceptance Letter and any other country-specific documents that were provided in the material sent to you, and send them via external mail or fax to:

============================================================================================
Nortel Networks Corporation                    Telephone: North America: 1 877-667-8352
Attention: Stock Option Administration                    International: +1 416-868-2360
Option Exchange Program Administrator        ===============================================
c/o William M. Mercer Limited                  Facsimile: North America: 1 800-529-7101
70 Toronto Avenue, P.O. Box 5                             +1 416-865-4906 (International)
Toronto, Ontario, Canada                     ===============================================
M5J2M4                                            E-mail: (Click here for e-mail)
============================================================================================

The signature page to the Acceptance Letter and any other country-specific documents properly completed must be received before 11:59 p.m. Eastern Daylight Savings Time , Monday, July 23, 2001. Forms received after this time will not be accepted.

IMPORTANT! Delivery by email or any form of interoffice mail will NOT be accepted. If you send your election via courier, you must do so at your own expense. Acceptance forms in several languages are also available on this Web site.

2.  What if I've sent in my forms, but change my mind?

You may withdraw your tendered eligible options at any time before 11:59 p.m., Eastern Daylight Savings Time, on Monday, July 23, 2001. You must withdraw all tendered eligible options. You may not withdraw only a portion of tendered eligible options. If we extend this offer beyond that time, you may withdraw your tendered eligible options at any time until the extended expiration of this offer.

To withdraw tendered eligible options, we must receive the signature page to a withdrawal letter, or a facsimile thereof, properly completed and signed. As in the case of delivery of the acceptance letter, you may deliver the signed signature page of the withdrawal letter to us at the address noted above by regular external mail or facsimile.

Withdrawal forms are available on this Web site in several languages.

Once you have withdrawn tendered eligible options, you may re-tender eligible options by again submitting an acceptance form by the deadline.

3.  How will I know if you have received my letter?

We will confirm receipt of your acceptance letter tendering your eligible options (and any withdrawal) shortly after we receive it. Also, after the expiration date of the offer, we will advise you whether or not your tender was accepted. Personalized confirmations of your eligible options that have been tendered and cancelled in the offer will be sent to you within 60 days of the expiration of the offer.

4.  When will I receive my new options?

If you accept the offer and exchange your current stock options according to the instructions in the information provided to you, we will grant the new options to employees who are actively employed on the later of January 29, 2002, and six months and one day following the date eligible options are cancelled. You will receive a package of materials that outlines the offer in much greater detail. Take the time to review that package. You will also find valuable information, including several tools to help you make a decision on whether to participate, in this Website.

Finally, if you have questions that are not clearly addressed in these resources, please contact:

============================================================================================
Nortel Networks Corporation                    Telephone: North America: 1 877-667-8352
Attention: Stock Option Administration                    International: +1 416-868-2360
Option Exchange Program Administrator        ===============================================
c/o William M. Mercer Limited                  Facsimile: North America: 1 800-529-7101
70 Toronto Avenue, P.O. Box 5                             International: +1 416-865-4906
Toronto, Ontario, Canada                     ===============================================
M5J2M4                                            E-mail: (Click here for e-mail)
============================================================================================

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

Tax Considerations

If you decide to participate in the Stock Option Exchange Program, there may be different tax implications, depending on your country of residence.

If you are a resident of the United States or Canada and exchange your eligible options for new options, we believe that you will not be required under current law to recognize income for U.S. Federal or Canadian income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. Further, at the date of grant of the new options or any replacement options, we believe that you will not be required under current law to recognize income for U.S. Federal or Canadian income tax purposes.

For information on the material aspects of the different or additional tax rules that may apply to the new options in your country, please select the appropriate country:

        o  Brazil
        o  France
        o  Germany
        o  Hong Kong
        o  Ireland
        o  Italy
        o  Singapore
        o  Spain
        o  United Kingdom

Note: These files have been saved in Adobe Acrobat. If you have any difficulty opening or printing them, you may need to obtain and install the proper version of Acrobat Reader. You can do this at no cost from the Adobe website. If you have any difficulty, please call your IS Help Desk/Support Center for assistance. If you don't know the telephone number, you can find them on the Information Services website.

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Key Documents: Translations

Every employee considering whether or not to participate in this exchange needs the Offer to Exchange dated June 20, 2001, plus either an Acceptance Letter or Withdrawal Letter. The Summary Term Sheet contained in the Offer to Exchange, the Acceptance Letter and the Withdrawal Letter have been translated into several languages for your convenience.

Please go to the table below to select the appropriate versions. These documents have been prepared in a format that will allow you to open them on your computer and print them, but you will not be able to modify the files.

If there is any discrepancy between the English version of the below noted documents and any translation thereof, the English version prevails.

---------------------------------------------------------------------------------------------------
Canadian French            Offer to Exchange           Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------
        English            Offer to Exchange           Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------
         French      Summary of Terms of the Offer     Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------
         German      Summary of Terms of the Offer     Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------
        Italian      Summary of Terms of the Offer     Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------
        Spanish      Summary of Terms of the Offer     Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------
     Portuguese      Summary of Terms of the Offer     Acceptance Letter      Withdrawal Letter
---------------------------------------------------------------------------------------------------

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Top 10 Questions and Answers

1. What is the offer Nortel Networks is making to eligible employees holding stock options?

We are offering to exchange all eligible options granted to eligible employees for new options to be granted under our applicable option plans. Eligible options are those options granted to eligible employees under our 1986 plan or our 2000 plan on or after November 12, 1999 that are outstanding on the date options are cancelled in the offer. Options assumed by Nortel Networks that were issued under any other plan are not eligible for the offer.

o For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths (3/4ths) of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

o For eligible options granted on or after February 13, 2001, we will grant new options equal to three-fourths (3/4ths) of the number of eligible options cancelled in the offer (i.e., we will grant three new options for every four eligible options cancelled in the offer).

However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options. Each option entitles the eligible employee to purchase one of our common shares in accordance with the terms of the applicable option plan and instrument of grant.

2.  Why is Nortel Networks doing this?

Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our common shares. For our stock option program to provide the intended retention and performance incentives for employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe employees may feel that the opportunity for realizing value is limited with their existing options.

By making this offer to exchange eligible options for new options, we hope to restore our employees' confidence in their potential ability to realize value for their eligible options thereby encouraging our employees to remain with Nortel Networks and ultimately maximizing shareholder value.

3.  Who's eligible to take advantage of this program?

An "eligible employee" is an employee of Nortel Networks or one of its eligible subsidiaries who is actively employed or on an authorized leave of absence on June 20, 2001 and on the date the offer expires and whose services are performed in Canada, the United States, the United Kingdom, Ireland, Australia, Hong Kong, Brazil, France, Germany, Spain, Italy or Singapore.

However, in the case of an employee who is an expatriate (i.e., an employee who is on an approved international assignment), "eligible employees" include only those expatriate employees whose home country and host country are one of those countries listed in this paragraph.

Also, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

    o receives a notice of involuntary termination (including, without limitation, redundancy) from Nortel Networks or one of its eligible subsidiaries;

    o   resigns or gives notice of resignation from such employment;

    o   retires or elects to retire from such employment; or

    o enters into an agreement with Nortel Networks or one of its eligible subsidiaries with respect to such employee's resignation or retirement.

In addition, members of Nortel Networks' board of directors and Nortel Networks' board-appointed officers, including Nortel Networks' most senior executives, are not eligible to participate in this offer.

"Eligible subsidiaries" are all of Nortel Networks' subsidiaries except Nortel Networks Optical Components Inc. and subsidiaries of Nortel Networks Optical Components Inc.

4.  How do I determine if I have eligible options to exchange?

Visit the Webstock tool. Using this tool, you can access your grant history; view past stock option exercises, monitor the current Nortel Networks' stock price on the New York and Toronto Stock Exchanges, and calculate the current value of your vested and outstanding stock options and project future value based on growth rates that you select through a stock valuation tool.

Webstock requires that you have Norpass, or WinNT. If you do not have access to Webstock, you should call 1-877-667-8352 in North America or +1-416-868-2360 from outside North America.

5.  What will the exercise price be for the exchanged options?

The exercise price (also known as the grant price or subscription price) of the new options will be equal to 100 percent of the market price for one of our common shares on the date of grant of the new options (or as modified to comply with local tax laws for new options granted in certain countries other than the United States and Canada), determined in accordance with the terms of the option plans.

Because the new options will be granted at least six months and one day following the date eligible options are cancelled (or later in the case of certain employees on an authorized leave of absence on that date), we cannot predict the exercise price of the new options.

Accordingly, the new options may have a higher exercise price than some or all of your eligible options that are cancelled in the offer. We recommend that you obtain current market quotations for our common shares before deciding whether to tender your eligible options.

See Section 7 in the Offer to Exchange for information concerning our stock price during the past two years.

6.  When does this offer expire?

The offer expires at 11:59 p.m., Eastern Daylight Savings Time, Monday, July 23, 2001.

7.  Can I tender for exchange just a portion of my eligible options?

No. You must tender all of your eligible options for exchange if you want to participate in this offer. If we were to permit partial tenders of an eligible employee's eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that some or all of the new options remained outstanding. If you attempt to tender some of your eligible options but do not include all of your eligible options granted to you on or after November 12, 1999, your entire tender will be rejected.

For example, if you hold eligible options to purchase 3,000 common shares at an exercise price of U.S.$70.44 per share, eligible options to purchase 2,000 common shares at an exercise price of U.S.$45.39 per share, and eligible options to purchase 1,000 common shares at an exercise price of U.S.$8.86 per share, you must either tender all or none of such eligible options; you cannot tender only those eligible options having an exercise price of U.S.$70.44 per share and those eligible options having an exercise price of U.S.$45.39 per share and retain the eligible options having an exercise price of U.S.$8.86 per share.

8.  How should I decide whether or not to participate?

We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer does carry risk as there is no guarantee or assurance as to our future stock price performance.

The decision to participate must be your personal decision, and will depend largely on your assessment of your existing stock option holdings, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the grant date of the new options (currently expected to be January 29, 2002), which will be the exercise price of the new options, and the stock price thereafter.

The following tools may assist you in deciding whether to participate:

    o Webstock has several tools to identify eligible options and determine the value of those options.

    o The Stock Option Election Tool will help you gain insight on how the plan might impact you. Note: when you click on this link, you'll get a warning that this Excel spreadsheet contains macros. It is safe to click "yes." (It may take a few seconds for your computer to launch Excel and load this tool.)

9.  How do I participate?

Three easy steps: 1) Determine your eligibility. 2) Decide if you want to participate. 3) Take action. Details on these three steps can be found in this Website. For now, let's focus on step 3:

If you decide to participate in this offer, your Acceptance Letter must be received by 11:59 p.m., Eastern Daylight Savings Time, on July 6, 2001, by external mail or fax to :

============================================================================================
Nortel Networks Corporation                    Telephone: North America: 1 877-667-8352
Attention: Stock Option Administration                    International: +1 416-868-2360
Option Exchange Program Administrator        ===============================================
c/o William M. Mercer Limited                  Facsimile: North America: 1 800-529-7101
70 Toronto Avenue, P.O. Box 5                             International: +1 416-865-4906
Toronto, Ontario, Canada                     ===============================================
M5J2M4                                            E-mail: (Click here for e-mail)
============================================================================================

Delivery by e-mail or any form of interoffice mail will NOT be accepted. You may use a courier at your own expense.
Nortel Networks reserves the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept.

10.  Where do I go for more information?

You will receive a package of materials that outlines the offer in much greater detail. Take the time to review that package. You will also find valuable information, including several tools to help you make a decision on whether to participate, in this Website.

Finally, if you have questions that are not clearly addressed in these resources, please contact the Stock Option Administration-Option Exchange Program at the address and phone numbers above.

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